Exhibit 99.1

Investor Contact:	Media Contact:
Susannah Livingston	media@sprouts.com
(602) 682-1584
susannahlivingston@sprouts.com
Sprouts Farmers Market, Inc. Reports Second Quarter 2024 Results
PHOENIX, Ariz. – (Business Wire) – July 29, 2024 – Sprouts Farmers Market, Inc. (Nasdaq: SFM) today reported results for the 13-week second quarter ended June 30, 2024.
"Sprouts saw outstanding second quarter results, thanks to exceptional teamwork and strategic focus,” said Jack Sinclair, chief executive officer of Sprouts Farmers Market. “Customers are responding to our healthy product assortment and our unique in-store experience. We are excited about the opportunities ahead."
Second Quarter Highlights:
•Net sales totaled $1.9 billion; a 12% increase from the same period in 2023
•Comparable store sales growth of 6.7%
•Diluted earnings per share of $0.94; compared to diluted earnings per share of $0.65 and Adjusted diluted earnings per share of $0.71(1) in the same period in 2023
•Opened 5 new stores, resulting in 419 stores in 23 states as of June 30, 2024

(1)Adjusted diluted earnings per share, a non-GAAP financial measure, excludes the impact of certain special items. For the second quarter ended June 30, 2024, there were no adjustments due to special items. See the “Non-GAAP Financial Measures” section of this release for additional information about this item.
Leverage and Liquidity in Second Quarter 2024
•Ended the quarter with $177 million in cash and cash equivalents and zero balance on its $700 million revolving credit facility after a $125 million voluntary pay down
•Authorized a new $600 million share buyback program and repurchased 640 thousand shares of common stock for a total investment of $44 million, excluding excise tax
•Generated cash from operations of $311 million and invested $89 million in capital expenditures, net of landlord reimbursement, year-to-date thru June 30, 2024
Third Quarter and Full-Year 2024 Outlook
The following provides information on our third quarter 2024 outlook:
•Comparable store sales growth: 3.5% to 4.5%
•Adjusted diluted earnings per share: $0.71 to $0.75
The following provides information on our full-year 2024 outlook:
•Net sales growth: 9% to 10%
•Comparable store sales growth: 4% to 5%
•Adjusted EBIT: $445 million to $455 million
•Adjusted diluted earnings per share: $3.29 to $3.37

•Unit growth: Approximately 35 new stores
•Capital expenditures (net of landlord reimbursements): $225 million to $245 million
Second Quarter 2024 Conference Call
Sprouts will hold a conference call at 5:00 p.m. Eastern Time on Monday, July 29, 2024, during which Sprouts executives will further discuss second quarter 2024 financial results.
A webcast of the conference call will be available through Sprouts’ investor relations webpage, accessible via the following link. Participants should register on the website approximately ten minutes prior to the start of the webcast.
A webcast replay will be available at approximately 8:00 p.m. Eastern Time on July 29, 2024. This can be accessed with the following link.
Important Information Regarding Outlook
There is no guarantee that Sprouts will achieve its projected financial expectations, which are based on management estimates, currently available information and assumptions that management believes to be reasonable. These expectations are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management. See “Forward-Looking Statements” below.
Forward-Looking Statements
Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the company’s outlook, growth, opportunities and long-term strategy. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks and uncertainties include, without limitation, the company’s ability to execute on its long-term strategy; the company’s ability to successfully compete in its competitive industry; the company’s ability to successfully open new stores; the company’s ability to manage its growth; the company’s ability to maintain or improve its operating margins; the company’s ability to identify and react to trends in consumer preferences; product supply disruptions; equipment supply disruptions; general economic conditions that impact consumer spending or result in competitive responses; accounting standard changes; the current inflationary environment and future potential inflationary and/or deflationary trends; and other factors as set forth from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.
Corporate Profile
True to its farm-stand heritage, Sprouts offers a unique grocery experience featuring an open layout with fresh produce at the heart of the store. Sprouts inspires wellness naturally with a carefully curated assortment of better-for-you products paired with purpose-driven people. The healthy grocer continues to bring the latest in wholesome, innovative products made with lifestyle-friendly ingredients such as organic, plant-based and gluten-free. Headquartered in Phoenix, and one of the largest and fastest growing specialty retailers of fresh, natural and organic food in the United States, Sprouts employs approximately 32,000 team members and operates more than 415 stores in 23 states nationwide. To learn more about Sprouts, and the good it brings communities, visit about.sprouts.com.

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen weeks ended		Twenty-six weeks ended
	June 30, 2024	July 2, 2023	June 30, 2024	July 2, 2023
Net sales	$1,893,519	$1,692,247	$3,777,327	$3,425,557
Cost of sales	1,175,154	1,066,275	2,336,649	2,149,523
Gross profit	718,365	625,972	1,440,678	1,276,034
Selling, general and administrative expenses	556,367	497,965	1,096,138	984,160
Depreciation and amortization (exclusive of depreciation included in cost of sales)	31,489	33,964	63,721	68,032
Store closure and other costs, net	3,192	2,427	5,236	30,704
Income from operations	127,317	91,616	275,583	193,138
Interest (income) expense, net	(139)	2,140	679	4,360
Income before income taxes	127,456	89,476	274,904	188,778
Income tax provision	32,167	22,142	65,515	45,284
Net income	$95,289	$67,334	$209,389	$143,494
Net income per share:
Basic	$0.95	$0.65	$2.08	$1.39
Diluted	$0.94	$0.65	$2.06	$1.38
Weighted average shares outstanding:
Basic	100,460	102,824	100,765	103,326
Diluted	101,196	103,514	101,647	104,240

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$177,321	$201,794
Accounts receivable, net	31,381	30,313
Inventories	325,578	323,198
Prepaid expenses and other current assets	33,771	48,467
Total current assets	568,051	603,772
Property and equipment, net of accumulated depreciation	836,010	798,707
Operating lease assets, net	1,402,161	1,322,854
Intangible assets	208,060	208,060
Goodwill	381,750	381,741
Other assets	14,487	12,294
Total assets	$3,410,519	$3,327,428
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$158,773	$179,927
Accrued liabilities	193,814	164,887
Accrued salaries and benefits	69,656	74,752
Current portion of operating lease liabilities	126,395	126,271
Current portion of finance lease liabilities	1,119	1,032
Total current liabilities	549,757	546,869
Long-term operating lease liabilities	1,482,797	1,399,676
Long-term debt and finance lease liabilities	8,057	133,685
Other long-term liabilities	38,661	36,270
Deferred income tax liability	61,972	62,381
Total liabilities	2,141,244	2,178,881
Commitments and contingencies
Stockholders’ equity:
Undesignated preferred stock; $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized, 100,214,345 shares issued and outstanding, June 30, 2024; 101,211,984 shares issued and outstanding, December 31, 2023	100	101
Additional paid-in capital	791,364	774,834
Retained earnings	477,811	373,612
Total stockholders’ equity	1,269,275	1,148,547
Total liabilities and stockholders’ equity	$3,410,519	$3,327,428

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(IN THOUSANDS)

	Twenty-six weeks ended
	June 30, 2024	July 2, 2023
Operating activities
Net income	$209,389	$143,494
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	67,756	70,013
Operating lease asset amortization	65,489	62,331
Impairment of assets	—	27,845
Share-based compensation	13,266	9,461
Deferred income taxes	(396)	(5,953)
Other non-cash items	2,189	254
Changes in operating assets and liabilities, net of effects from acquisition:
Accounts receivable	18,746	8,390
Inventories	(2,380)	(7,665)
Prepaid expenses and other current assets	13,947	9,915
Other assets	(125)	3,205
Accounts payable	(12,914)	3,374
Accrued liabilities	24,081	41,733
Accrued salaries and benefits	(5,095)	(2,561)
Operating lease liabilities	(83,952)	(68,986)
Other long-term liabilities	1,294	(69)
Cash flows from operating activities	311,295	294,781
Investing activities
Purchases of property and equipment	(108,925)	(98,683)
Payments for acquisition, net of cash acquired	—	(13,042)
Cash flows used in investing activities	(108,925)	(111,725)
Financing activities
Payments on revolving credit facilities	(125,000)	(75,000)
Payments on finance lease liabilities	(542)	(482)
Repurchase of common stock	(104,488)	(148,346)
Proceeds from exercise of stock options	3,265	7,238
Cash flows used in financing activities	(226,765)	(216,590)
Decrease in cash, cash equivalents, and restricted cash	(24,395)	(33,534)
Cash, cash equivalents, and restricted cash at beginning of the period	203,870	295,192
Cash, cash equivalents, and restricted cash at the end of the period	$179,475	$261,658

Non-GAAP Financial Measures
In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), the company presents Adjusted gross margin, Adjusted EBITDA, Adjusted EBIT, and Adjusted diluted earnings per share. These measures are not in accordance with, and are not intended as alternatives to, GAAP. The company's management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the company, and certain of these measures may be used as components of incentive compensation.
The company defines EBITDA as net income before interest expense, provision for income tax, and depreciation, amortization and accretion. Adjusted gross margin, Adjusted EBITDA, Adjusted EBIT and Adjusted diluted earnings per share exclude the impact of certain specified special items. The Company reported these adjusted measures to provide additional information with respect to the impact of store closure costs and certain other items during the thirteen and twenty-six weeks ended July 2, 2023. There were no such material adjustments during the thirteen and twenty-six weeks ended June 30, 2024.
Non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, non-GAAP measures should not be considered as a measure of discretionary cash available to use to reinvest in the growth of the company’s business, or as a measure of cash that will be available to meet the company’s obligations. Each non-GAAP measure has its limitations as an analytical tool, and they should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP.
The following table shows a reconciliation of (i) Adjusted gross margin to gross margin, (ii) Adjusted EBITDA and Adjusted EBIT to net income and (iii) Adjusted diluted earnings per share to diluted earnings per share, in each case, for the thirteen and twenty-six weeks ended June 30, 2024 and July 2, 2023:

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES
NON-GAAP MEASURE RECONCILIATION
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen weeks ended		Twenty-six weeks ended
	June 30, 2024	July 2, 2023	June 30, 2024	July 2, 2023
Gross profit	$718,365	$625,972	$1,440,678	$1,276,034
Special items (1)	—	1,653	—	1,653
Adjusted gross profit	$718,365	$627,625	$1,440,678	$1,277,687
Gross margin	37.9%	37.0%	38.1%	37.3%
Adjusted gross margin	37.9%	37.1%	38.1%	37.3%

Net income	$95,289	$67,334	$209,389	$143,494
Income tax provision	32,167	22,142	65,515	45,284
Interest (income) expense, net	(139)	2,140	679	4,360
Earnings before interest and taxes (EBIT)	127,317	91,616	275,583	193,138
Special items (2)	—	8,115	—	43,642
Adjusted EBIT	127,317	99,731	275,583	236,780

Depreciation, amortization and accretion, adjusted for special items	33,234	33,221	67,756	64,134
Adjusted EBITDA	$160,551	$132,952	$343,339	$300,914

Net income	$95,289	$67,334	$209,389	$143,494
Special items, net of tax (2)	—	5,971	—	32,492
Adjusted net income	$95,289	$73,305	$209,389	$175,986
Diluted earnings per share	$0.94	$0.65	$2.06	$1.38
Adjusted diluted earnings per share	$0.94	$0.71	$2.06	$1.69

Diluted weighted average shares outstanding	101,196	103,514	101,647	104,240
(1)For the thirteen and twenty-six weeks ended June 30, 2024, there were no special items. For the thirteen and twenty-six weeks ended July 2, 2023, special items included approximately $2 million in Cost of sales related to store closures and our supply chain transition.
(2)For the thirteen and twenty-six weeks ended June 30, 2024, there were no special items. For the thirteen weeks ended July 2, 2023, special items included approximately $4 million in Selling, general and administrative expenses related to store closures, our supply chain transition and acquisition related costs, $2 million in Depreciation and amortization (exclusive of depreciation in cost of sales) for accelerated depreciation in connection with store closures and $2 million in Cost of sales related to store closures and our supply chain transition. For the twenty-six weeks ended July 2, 2023, special items included approximately $28 million in Store Closure and other costs, net primarily related to impairment charges and $6 million in Depreciation and amortization (exclusive of depreciation in cost of sales) for accelerated depreciation in connection with store closures, $8 million in Selling, general and administrative expenses related to store closures, our supply chain transition and acquisition related costs, and $2 million in Cost of sales related to store closures and our supply chain transition. After-tax impact included the tax benefit on the pre-tax charge.

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Source: Sprouts Farmers Market, Inc
Phoenix, AZ
7/29/24